Exhibit 10.10

AMENDED AND RESTATED

EXCLUSIVE OPTION AGREEMENT

This AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT (this “Agreement”) is entered into on November 3, 2017 by and among:

1.	THE SHAREHOLDERS WHOSE NAMES ARE SET OUT IN APPENDIX I (each an “Existing Shareholder” and collectively the “Existing Shareholders”)

2.	SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD. (the “WFOE”)

Registered address: Unit 206-2, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing

Legal representative: Huang Wang

3.	ANHUI HUAMI INFORMATION TECHNOLOGY CO., LTD. (the “Company”)

Registered address: Room 1201, Block A4, National Cartoon and Animation Industry Base, No. 800 Wang Jiang West Road, Hi-Tech Industry Development Zone, Hefei

Legal representative: Huang Wang

(in this Agreement, each of the above individually being referred to as a “Party”, collectively the “Parties”.)

WHEREAS:

(1)	The Existing Shareholders are the registered shareholders of the Company, holding in aggregate all shares of the Company, and as at the date hereof, their respective contribution amount and shareholding percentage in the Company’s registered capital are set out in Appendix I hereof.

(2)	To the extent not in violation of the PRC laws, the Existing Shareholders are in desirous of transferring to the WFOE, and the WFOE is in desirous of accepting such transfers of, the respective shares held by them in the Company.

(3)	To the extent not in violation of the PRC laws, the Company is in desirous of transferring to the WFOE, and the WFOE is in desirous of accepting such transfer of, the assets held by the Company.

(4)	In order to effect such transfer of shares or assets, the Existing Shareholders and the Company agree to grant the WFOE an exclusive and irrevocable share transfer option and an exclusive and irrevocable asset purchase option respectively, pursuant to which the Existing Shareholders or the Company shall, to the extent permitted by the PRC laws and at the request of the WFOE, transfer the Option Shares or the Company Assets (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE in accordance with the terms of this Agreement.

(5)	The Existing Shareholders agree that the Company will grant the WFOE an Asset Purchase Option in accordance with this Agreement.

THEREFORE, upon consultations, the Parties hereby agree as follows:

ARTICLE 1 DEFINITIONS

1.1	Unless the context otherwise requires, in this Agreement, the following terms shall have the following meanings:

“PRC Laws”:	mean the laws, administrative regulations, administrative rules, local decrees, judicial interpretations and regulatory documents with binding effects of the PRC then in effect.

“Share Transfer Option”:	means the option to purchase the shares of the Company granted by the Existing Shareholders to the WFOE in accordance with the terms and conditions of this Agreement.

“Asset Purchase Option”:	means the option to purchase any of the Company Assets granted by the Company to the WFOE in accordance with the terms and conditions of this Agreement.

“Option Shares”:	mean, with respect to an Existing Shareholder, all shares held by it in the Company’s Registered Capital (as defined below); with respect to all of the Existing Shareholders, 100% shares of the Company.

“Company’s Registered Capital”:	means the registered capital of the Company amounting to RMB 3,017,957 as at the date of this Agreement, or the increased registered capital as a result of any capital increase in any form during the effective term of this Agreement.

“Transferred Shares”:	mean the shares of the Company that the WFOE is entitled to require any of the Existing Shareholders to transfer to it or the entity or individual designated by it pursuant to Article 3 of this Agreement in exercising the Share Transfer Option, and the number of such Transferred Shares may be all or part of the Option Shares to be determined at the sole discretion of the WFOE in accordance with the PRC Laws then in effect and taking into account its own commercial considerations.

“Transferred Assets”:	mean the Company Assets that the WFOE is entitled to require the Company to transfer to it or the entity or individual designated by it pursuant to Article 3 of this Agreement in exercising the Asset Purchase Option, and the quantity of such Transferred Assets may be all or part of the Company Assets to be determined at the sole discretion of the WFOE in accordance with the PRC Laws then in effect and taking into account its own commercial considerations.

“Exercise”:	means the exercise of the Share Transfer Option or Asset Purchase Option by the WFOE.

“Transfer Price”:	means the total consideration payable by the WFOE or the entity or individual designated by it in each Exercise to the Existing Shareholders or the Company for acquiring the Transferred Shares or the Company Assets.

“Business License”:	means any approval, permit, filing, registration and any other licenses which are required to be obtained by the Company for the lawful and valid conduct of all its business, including without limitation the Business License for Enterprise Legal Person, Tax Registration Certificate and other permits and licenses required under the PRC Laws then in effect.

“Company Assets”:	mean all of the tangible and intangible assets that is owned by the Company or the Company has the right to dispose of during the effective term of this Agreement, including without limitation any real property, movable property and trademark, copyright, patent, know-how, domain name, software license and such other intellectual property rights.

“Material Agreement”:	means any agreement to which the Company is a party that may have material effect on the Company’s business or assets, including without limitation the Amended and Restated Exclusive Consultation and Service Agreement executed concurrently with this Agreement and other material agreements in connection with the business of the Company.

“Exercise Notice”:	has the meaning ascribed to it in Article 3.7 of this Agreement.

“Confidential Information”:	has the meaning ascribed to it in Article 8.1 of this Agreement.

“Defaulting Party”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Default”:	has the meaning ascribed to it in Article 11.1 of this Agreement.

“Rights”:	has the meaning ascribed to it in Article 12.5 of this Agreement.

1.2	Any reference to the PRC Laws herein shall be deemed to include:

(1)	the reference to any revision, amendment, supplement and reenactment of such PRC Laws, irrespective of whether such revision, amendment, supplement and reenactment comes into force before or after the date of execution of this Agreement; and

(2)	the reference to other decisions, notices or regulations enacted in accordance, or effective as a result of, such PRC Laws.

1.3	Unless otherwise specified in the context herein, any reference to an article, section, item or paragraph shall mean the corresponding article, section, item or paragraph in this Agreement.

ARTICLE 2 GRANT OF SHARE TRANSFER OPTION AND ASSET PURCHASE OPTION

2.1	The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant the WFOE, and the WFOE agrees to accept, an exclusive share transfer option, pursuant to which the WFOE is entitled to require the Existing Shareholders, to the extent permitted by the PRC Laws, to transfer the Option Shares to it or the entity or individual designated by it in accordance with the terms and conditions of this Agreement.

2.2	The Company hereby agrees that the Existing Shareholders shall grant the WFOE the Share Transfer Option in accordance with Article 2.1 above and other provisions herein.

2.3	The Company hereby agrees to irrevocably and unconditionally grant the WFOE, and the WFOE agrees to accept, an exclusive asset purchase option, pursuant to which the WFOE is entitled to require the Company, to the extent permitted by the PRC Laws, to transfer any or part of the Company Assets to it or the entity or individual designated by it in accordance with the terms and conditions of this Agreement.

2.4	The Existing Shareholders hereby severally and jointly agrees that the Company shall grant the WFOE the Asset Purchase Option in accordance with Article 2.3 above and other provisions herein.

ARTICLE 3 METHOD OF EXERCISE

3.1	Subject to the terms and conditions of this Agreement and to the extent permitted by the PRC Laws, the WFOE has the absolute discretion to determine the time, manner and number of times of its Exercise.

3.2	Subject to the terms and conditions of this Agreement and to the extent not in violation of the PRC Laws then in effect, the WFOE is entitled to require at any time that all or part of the shares of the Company be transferred from the Existing Shareholders to it or other entity or individual designated by it.

3.3	Subject to the terms and conditions of this Agreement and to the extent not in violation of the then-current PRC Laws, the WFOE is entitled to require at any time that all or part of the Company Assets be transferred from the Company to it or other entity or individual designated by it.

3.4	In respect of the Share Transfer Option, at each Exercise, the WFOE is entitled to determine the number of the Transferred Shares which shall be transferred from the Existing Shareholders to the WFOE and/or its designated entity or individual, and the Existing Shareholders shall sell the Transferred Shares to the WFOE and/or its designated entity or individual of which the number is so determined by the WFOE. In respect of the purchase of the Transferred Shares at each Exercise, the WFOE and/or its designated entity or individual shall pay the Transfer Price to the Existing Shareholders who are selling the Transferred Shares.

3.5	In respect of the Asset Purchase Option, at each Exercise, the WFOE is entitled to determine the specific Company Assets which shall be transferred from the Company to the WFOE and/or its designated entity or individual, and the Company shall sell the Transferred Assets to the WFOE and/or its designated entity or individual as requested by the WFOE. In respect of the purchase of the Transferred Assets at each Exercise, the WFOE and/or its designated entity or individual shall pay the Transfer Price to the Company.

3.6	At each Exercise, the WFOE may require the Transferred Shares or Transferred Assets to be transferred to itself, or require all or part of the Transferred Shares or Transferred Assets to be transferred to any third party designated by it.

3.7	At each Exercise decided by the WFOE, an exercise notice of the Share Transfer Option or the Asset Purchase Option (each an “Exercise Notice,” the form of which is attached as Appendix II and Appendix III) shall be served by the WFOE to the Existing Shareholders or the Company, as the case may be. The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, immediately transfer, in accordance with the Exercise Notice, all the Transferred Shares to the WFOE and/or its designated entity or individual in the manner provided in Article 3.4 or 3.5 of this Agreement.

ARTICLE 4 PURCHASE PRICE

4.1	With respect to the Share Transfer Option, the total Transfer Price at each Exercise payable by the WFOE or its designated entity or individual to the Existing Shareholders shall be an amount equivalent to the lower of (i) the amount of contribution in the Company’s Registered Capital which the Transferred Shares represent, or (ii) the lowest price permitted by the PRC Laws then in effect. Each of the Existing Shareholders acknowledges and agrees that it has been sufficiently compensated by the WFOE and therefore shall return the full amount received for the share transfer to the WFOE or its designated entity and individual within ten (10) business days upon receipt of such amount.

4.2	With respect to the Asset Purchase Option, the WFOE or its designated entity or individual shall pay to the Company the lowest price permitted by the PRC Laws then in effect at each Exercise. The Company acknowledges and agrees that it has been sufficiently compensated by the WFOE and therefore shall return the full amount received for the asset transfer to the WFOE or its designated entity or individual within ten (10) business days upon receipt of such amount.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1	Each of the Existing Shareholders hereby severally and jointly represents and warrants that:

5.1.1	it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and is capable of being an independent party to a lawsuit.

5.1.2	the Company is a limited liability company duly registered and validly existing under the PRC Laws with independent legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is capable of being an independent party to a lawsuit.

5.1.3	it has full power and authority to execute, deliver and perform this Agreement and all the other documents related to the transactions contemplated hereunder which are to be executed by it, and to consummate the transactions contemplated hereunder.

5.1.4	this Agreement is lawfully and duly executed and delivered by it and constitutes its legal and binding obligations, enforceable against it pursuant to the terms hereof.

5.1.5	it is the registered legal owner of the Option Shares as of the effective date of this Agreement, and the Option Shares are free from any lien, pledge, claim or other security interest or third party right, except for (i) the pledge created pursuant to the Amended and Restated Equity Pledge Agreement dated November 3, 2017, and (ii) the proxy right created pursuant to the Amended and Restated Shareholder Voting Proxy Agreement dated November 3, 2017, executed by and among the Company, the WFOE and the Existing Shareholders. Pursuant to this Agreement, the WFOE and/or its designated entity or individual is able to, after the Exercise, acquire the sound ownership of the Transferred Shares free from any lien, pledge, claim or other security interest or third party right of ownership.

5.1.6	to (the best of) its knowledge, the Company Assets are free from any lien, pledge, claim or other security interest or third party right. Pursuant to this Agreement, the WFOE and/or its designated entity or individual is able to, after the Exercise, acquire the sound ownership of the Company Assets free from any lien, pledge, claim or other security interest or third party right of ownership.

5.1.7	unless otherwise compelled by the PRC Laws, it shall not demand for any declaration or distribution of any attributable profits, bonus, dividends or interest by the Company, and in the event it receives any profits, bonus, dividends or interest from the Company, it shall, to the extent in compliance with the PRC Laws, promptly give such profits, bonus, dividends or interest to the WFOE or any eligible entity or individual designated by the WFOE as gift.

5.2	The Company hereby represents and warrants that:

5.2.1	it is a limited liability company duly registered and validly existing under the PRC Laws with independent legal person status. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is capable of being an independent party to a lawsuit.

5.2.2	it has full corporate power and authority to execute, deliver and perform this Agreement and all the other documents related to the transactions contemplated hereunder which are to be executed by it, and the full power and authority to consummate the transactions contemplated hereunder.

5.2.3	this Agreement is lawfully and duly executed and delivered by it and constitutes its legal and binding obligations.

5.2.4	the Company Assets are free from any lien, pledge, claim or other security interest or third party right. Pursuant to this Agreement, the WFOE and/or its designated entity or individual is able to, after the Exercise, acquire the sound ownership of the Company Assets free from any lien, pledge, claim or other security interest or third party right of ownership.

5.2.5	unless otherwise compelled by the PRC Laws, it shall not make any declaration or distribution of any attributable profits, bonus, dividends or interest.

5.3	The WFOE hereby represents and warrants that:

5.3.1	it is an wholly foreign-owned enterprise duly registered and validly existing under the PRC Laws with independent legal person status. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is capable of being an independent party to a lawsuit.

5.3.2	it has full corporate power and authority to execute, deliver and perform this Agreement and all the other documents related to the transactions contemplated hereunder which are to be executed by it, and the full power and authority to consummate the transactions contemplated hereunder.

5.3.3	this Agreement is lawfully and duly executed and delivered by it and constitutes its legal and binding obligations.

ARTICLE 6 COVENANTS OF THE EXISTING SHAREHOLDERS

Each of the Existing Shareholders hereby covenants that:

6.1	During the effective term of this Agreement, it shall not, without prior written consent of the WFOE:

6.1.1	transfer or otherwise dispose of, or create any security interest or other third party right over, any Option Shares;

6.1.2	increase or reduce the Company’s Registered Capital, or otherwise cause the Company to merge with any other entity;

6.1.3	dispose of or cause the Company’s management to dispose of any material assets of the Company, other than in the ordinary course of business;

6.1.4	terminate or cause the Company’s management to terminate any material agreement entered into by the Company, or enter into any other agreement which is in conflict with any existing material agreement;

6.1.5	appoint or replace any director, supervisor or any other Company’s management who shall be appointed or replaced by the Existing Shareholders;

6.1.6	cause the Company to make any declaration or distribution of attributable profits, bonus, dividends or interest;

6.1.7	terminate, liquidate or dissolve the Company and will ensure that the Company is validly existing;

6.1.8	amend the articles of association of the Company; and

6.1.9	cause the Company to provide or obtain any loan, or provide undertaking or otherwise provide guarantee in any form, or assume any substantial obligation other than in the ordinary course of business.

6.2	During the effective term of this Agreement, it shall use its best efforts to develop the Company’s business and ensure that the operations of the Company are in compliance with laws and regulations, and nothing detrimental to the Company Assets, goodwill or the validity of the Company’s Business License shall be caused by its act or omission.

6.3	During the effective term of this Agreement, it shall promptly inform the WFOE of any circumstances that may have material adverse effect on the existence, operations, financial condition, assets or goodwill of the Company, and shall take all steps accepted by the WFOE to prevent such circumstances or take effective remedial actions.

6.4	Upon service of the Exercise Notice by the WFOE:

6.4.1	it shall immediately hold a shareholders’ meeting to pass resolutions at such meeting and take all other necessary actions to approve the transfer of all the Transferred Shares or Transferred Assets from any Existing Shareholder or the Company to the WFOE and/or its designated entity or individual at the Transfer Price, and shall waive any pre-emptive right (if any) it may have;

6.4.2	it shall immediately enter into a share transfer agreement with the WFOE and/or its designated entity or individual to transfer all the Transferred Shares to the WFOE and/or WFOE’s designated entity or person at the Transfer Price, and provide necessary assistance to the WFOE (including the provision and execution of all ancillary legal documents, completion of the procedures for all governmental approvals and registrations, and fulfilment of all relevant obligations) as requested by the WFOE and in compliance with the laws and regulations, so that all the Transferred Shares will be acquired by the WFOE and/or its designated entity or individual free from any encumbrances, or any security interest, third party restriction or any other limitations on the shares.

6.5	In the event that the aggregate amount of the Transfer Price received by it in respect of the Transferred Shares held by it is higher than its contribution in the Company, or it receives any distribution of profits, dividends, interest or bonus from the Company, such Existing Shareholder agrees not to collect, to the extent not in violation of the PRC Laws, the proceeds from such premium and any such distribution of profits, dividends, interest or bonus (net of relevant taxes), and the WFOE shall be entitled to collect such part of proceeds. The Existing Shareholders shall instruct the relevant recipient or the Company to pay such part of proceeds to the bank account then designated by the WFOE.

ARTICLE 7 COVENANTS BY THE COMPANY

7.1	The Company hereby covenants that:

7.1.1	it shall use its best efforts to provide assistance in satisfying the requirements to obtain any third parties’ consent, permit, waiver, authorization or any governmental approval, permit, waiver, or to complete the procedures of any registration or filing (if required by laws) with any governmental authority for the execution and performance of this Agreement and the grant of the Share Transfer Option and Asset Purchase Option under this Agreement.

7.1.2	without prior written consent of the WFOE, it shall not provide assistance to or permit the Existing Shareholders to transfer or otherwise dispose of, or create any security interest or other third party right over, any Option Shares.

7.1.3	without prior written consent of the WFOE, it shall not transfer or otherwise dispose of any material assets of the Company (other than in the ordinary course of business), or create any security interest or other third party right over any Company Assets.

7.1.4	it shall not conduct or permit the conduct of any act or action that may have material adverse effect on the interests of the WFOE under this Agreement, including without limitation any act or action which is subject to the restrictions under Article 6.1.

7.2	Upon service of the Exercise Notice by the WFOE:

7.2.1	it shall immediately procure a shareholders’ meeting to be held by the Existing Shareholders and the passing of resolutions at such meeting and take all other necessary actions to approve the transfer of all the Transferred Assets from the Company to the WFOE and/or its designated entity or individual at the Transfer Price;

7.2.2	it shall immediately execute an asset transfer agreement with the WFOE and/or its designated entity or individual to transfer all the Transferred Assets to the WFOE and/or its designated entity or individual at the Transfer Price, and procure the necessary assistance from its shareholders to be provided to the WFOE (including the provision and execution of all ancillary legal documents, completion of the procedures for all governmental approvals and registrations, and fulfilment of all relevant obligations) as requested by the WFOE and in compliance with the laws and regulations, so that all the Transferred Assets will be acquired by the WFOE and/or its designated entity or individual free from any encumbrances, or any security interest, third party restriction or any other limitations on the Company Assets.

7.3	In the event that the Company is dissolved or liquidated as required by PRC Laws, to the extent that permitted by PRC Laws, the Company shall transfer all its assets to the WFOE or other eligible person designated by it at the lowest price permitted by the PRC Laws. The Company shall waive the payment obligation of the WFOE or its designated eligible person arising therefrom to the extent permitted by the PRC Laws then in effect; Alternatively, any proceeds from such transaction shall, to the extent permitted by the PRC Laws then in effect, be paid to the WFOE or its designated eligible person as part of the service fees under the exclusive consultation and service agreement.

ARTICLE 8 CONFIDENTIALITY OBLIGATIONS

8.1	Notwithstanding the termination of this Agreement, each Party shall be obliged to keep in strict confidence the trade secrets, proprietary and customer information, and all other information which are confidential in nature (collectively, the “Confidential Information”) of the other Party acquired during the entering into and performance of this Agreement. The receiving party of the Confidential Information shall not disclose any Confidential Information to any third parties unless it has obtained the prior written consent of the other Party, or required by relevant laws and regulations or the requirements of the place where a Party’s affiliate is listed. The receiving party of the Confidential Information shall not use, directly or indirectly, such Confidential Information for purposes other than performing its obligations under this Agreement.

8.2	The Confidential Information shall not include any information which:

(a)	as shown by written evidence, was rightfully known to the receiving party previously;

(b)	enters the public domain through no fault of the receiving party; or

(c)	is rightfully acquired by the receiving party from other sources subsequent to the receipt of the Confidential Information.

8.3	The receiving party may disclose the Confidential Information to its relevant employees, agents or professionals it retains, provided that it shall ensure that such persons shall comply with the terms and conditions of this Agreement and the receiving party shall be liable for the breach of any relevant terms and conditions of this Agreement by any of such persons.

8.4	Notwithstanding anything to the contrary in this Agreement, this Article shall survive the termination of this Agreement.

ARTICLE 9 TERM

This Agreement shall become effective upon duly execution by the Parties hereto, and shall terminate upon the completion of transfer of all the Option Shares and Company Assets to the WFOE and/or its designated entity or individual in accordance with laws and the provisions of this Agreement.

ARTICLE 10 NOTICES

10.1	Any notice, request, demand and other correspondence required to be given or made pursuant to this Agreement shall be made in writing and delivered to relevant Parties.

10.2	Such notices or other correspondence shall be deemed to be duly served upon transmission if sent by fax or telex, or upon delivery if sent by hand, or five (5) days after posting if sent by mail.

ARTICLE 11 LIABILITIES FOR BREACH OF CONTRACT

11.1	The Parties agree and acknowledge that, if any Party (“Defaulting Party”) is materially in breach of any provision of this Agreement, or materially fails to perform or delays in performing any of its obligations hereunder, such breach, failure or delay shall constitute a default hereunder (the “Default”), and the non-defaulting Party shall be entitled to demand the Defaulting Party to rectify such Default or take remedial actions within a reasonable period of time. If the Defaulting Party fails to rectify such Default or take remedial actions within such reasonable period of time or ten (10) days from the receipt of the written notice from the non-defaulting Party requiring such rectification, the non-defaulting Party shall be entitled to make a decision at its sole discretion:

11.1.1	the WFOE shall be entitled to terminate this Agreement and claim from the Defaulting Party for damages if the Defaulting Party is any of the Existing Shareholders or the Company;

11.1.2	the non-defaulting Party shall be entitled to claim from the Defaulting Party for damages if the Defaulting party is the WFOE, provided that under no circumstances shall the Non-defaulting Party be entitled to terminate or rescind this Agreement unless otherwise provided by laws.

11.2	Notwithstanding anything to the contrary in this Agreement, this Article shall survive the termination of this Agreement.

ARTICLE 12 MISCELLANEOUS

12.1	This Agreement is made in Chinese in eight (8) originals with each Party holding one (1) original.

12.2	The formation, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

12.3	Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties are unable to reach an agreement within thirty (30) days from the occurrence of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then in effect. The place of arbitration shall be in Beijing, and the language to be used in arbitration shall be Chinese. The award of arbitration shall be final and equally binding on the Parties of this Agreement.

12.4	No right, power or remedy of a Party under any provision of this Agreement shall preclude such Party from any other right, power or remedy of it under the laws and other provisions of this Agreement, nor shall any exercise of any right, power or remedy by a Party preclude such Party from exercising any other right, power or remedy.

12.5	No failure or delay by any Party in exercising any right, power and remedy (the “Rights”) pursuant to this Agreement or laws shall be deemed as a waiver of such Rights, and no single or partial waiver of any of the Rights of a Party shall preclude any other exercise of it or the exercise of any other Rights.

12.6	The headings of the Articles in this Agreement are inserted for the convenience of reference only, and under no circumstances shall be used in or otherwise affect the construction of this Agreement.

12.7	Each provision contained in this Agreement shall be severable and independent from other provisions, and in the event that any one or more provisions of this Agreement are held invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.

12.8	This Agreement, upon execution, supersedes any other legal documents entered into between the Parties in respect of the subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing and come into effect upon due execution by the Parties hereto.

12.9	No Party shall transfer any of its rights and/or obligations hereunder to any third parties without prior written consent of the other Parties.

12.10	This Agreement shall be binding on the legal assigns or successors of the Parties.

[The remainder of this page is intentionally left blank]

[Signature page to the Exclusive Option Agreement]

IN WITNESS WHEREOF, this Exclusive Option Agreement has been executed by the following Parties on the date first above written.

HUANG WANG

By:	/s/ Huang Wang

LU YUNFEN

By:	/s/ Lu Yunfen

LIU DE

By:	/s/ Liu De

CAO LIPING

By:	/s/ Cao Liping

YUE BIN

By:	/s/ Yue Bin

LHASA HEYE INVESTMENT MANAGEMENT CO., LTD.

(Company seal: /s/ Lhasa Heye Investment Management Co., Ltd.)

By:	/s/ Zhou Kui
Name:	Zhou Kui
Title:	Authorized Signatory

Signature page to the Exclusive Option Agreement

[Signature page to the Exclusive Option Agreement]

IN WITNESS WHEREOF, this Exclusive Option Agreement has been executed by the following Parties on the date first above written.

SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD.

(Company seal: /s/ Shunyuan Kaihua (Beijing) Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative

ANHUI HUAMI INFORMATION TECHNOLOGY CO., LTD.

(Company seal: /s/ Anhui Huami Information Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative

Signature page to the Exclusive Option Agreement

Appendix I:

General Information of the Company

Company Name: Anhui Huami Information Technology Co., Ltd.

Registered Address: Room 1201, Block A4, National Cartoon and Animation Industry Base, No. 800 Wang Jiang West Road, Hi-Tech Industry Development Zone, Hefei

Registered Capital: RMB 3,017,957

Legal Representative: Huang Wang

Shareholding Structure:

Name of Shareholder	Amount of Contribution in the Registered Capital (in RMB 10,000)	Percentage of Contribution	Identity Card Number / Unified Social Credit Number
Huang Wang	165.6667	54.8937%	340104197511022019
Lu Yunfen	1.0000	0.3313%	320520196505212725
Liu De	54.0516	17.910%	11010919730816001X
Cao Liping	54.0516	17.910%	410123197908160046
Yue Bin	18.0172	5.970%	422103198005020432
Lhasa Heye Investment Management Co., Ltd.	9.0086	2.985%	915401260995934235

Total	301.7957	100%	—

Appendix I

Appendix II:

Form of Exercise Notice

To: Huang Wang, Lu Yunfen, Liu De, Cao Liping, Yue Bin and Lhasa Heye Investment Management Co., Ltd.

WHEREAS, we, you and Anhui Huami Information Technology Co., Ltd. (the “Company”) entered into an Amended and Restated Exclusive Option Agreement (the “Option Agreement”) on              2017 pursuant to which you shall transfer the shares held by you in the Company to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby request to exercise the Share Transfer Option under the Option Agreement and we/[name of company/individual] designated by us will acquire [●]% of the shares held by you in the Company (the “Proposed Acquired Shares”). You shall, upon receipt of this notice, immediately transfer all the Proposed Acquired Shares to us/[name of the designated company/individual] in accordance with the provisions of the Option Agreement.

Regards,

Shunyuan Kaihua (Beijing) Technology Co., Ltd.
(Company seal)

Authorized Representative:

Date:

Appendix II

Appendix III:

Form of Exercise Notice

To: Anhui Huami Information Technology Co., Ltd.

WHEREAS, we, Huang Wang, Lu Yunfen, Liu De, Cao Liping, Yuebin, Lhasa Heye Investment Management Co., Ltd. and you entered into an Amended and Restated Exclusive Option Agreement (the “Option Agreement”) on              2017 pursuant to which you shall transfer your assets to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby request to exercise the Asset Purchase Option under the Option Agreement and we/[name of company/individual] designated by us will acquire all your assets as set out in a separate list (the “Proposed Acquired Assets”). You shall, upon receipt of this notice, immediately transfer all the Proposed Acquired Assets to us/[name of the designated company/individual] in accordance with the provisions of the Option Agreement.

Regards,

Shunyuan Kaihua (Beijing) Technology Co., Ltd.
(Company seal)

Authorized Representative:

Date:

Appendix III